Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

Starbox Group Holdings Ltd.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

			Fee		Proposed
			Calculation		Maximum		Maximum
		Security	or Carry		Offering		Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per		Offering		Registration
	Type	Title	Rule	Registered(1)	Unit		Price	Fee Rate	Fee
Fees to Be Paid	Equity	Ordinary Shares, par value $0.001125 per share (2)	Rule 457(c)	38,000,000	$0.215	(3)	$8,170,000	0.00014760	$1,205.89
	Total Offering Amounts						$8,170,000		$1,205.89
	Total Fees Previously Paid								$0
	Total Fee Offset								$1,205.89	(4)
	Net Fee Due								$0	(4)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder.

(2)	As described in greater detail in the prospectus contained in this registration statement, the ordinary shares to be offered for resale by selling shareholders include an aggregate of 38,000,000 ordinary shares.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act, based upon the average of the high ($0.22) and low ($0.21) prices of the ordinary shares as reported on the Nasdaq Capital Market on April 5, 2024 , which is a date within five business days prior to the filing date of this registration statement.

(4)	See the table titled “Fee Offset Claims and Sources.”

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Starbox Group Holdings Ltd.	F-1	333-269758	(1)	02/14/2023		$1,205.89	Equity	Ordinary shares and warrants	(1)	$30,000,000
Fee Offset Sources	Starbox Group Holdings Ltd.	F-1	333-269758			02/14/2023						$3,306

(1)	The Company previously filed a registration statement on Form F-1 (File No. 333-269758) with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2023 (the “2023 Registration Statement”), as amended, which proposed to register a maximum aggregate amount of $30,000,000 of securities to be offered by the Company. A registration fee of $3,306 was paid for the maximum aggregate amount of $30,000,000 of securities under the 2023 Registration Statement. On December 28, 2023, the Company filed for withdrawal of the 2023 Registration Statement. Prior to such withdrawal, the 2023 Registration Statement had not been declared effective by the SEC and no securities had been sold pursuant to the 2023 Registration Statement, leaving $3,306 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the 2023 Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Company is using $1,205.89 of the unused filing fees to offset the filing fee payable in connection with this registration statement. Accordingly, no registration fee is due to be paid at this time.